EXHIBIT 99.1

JOINT FILING AGREEMENT

WHEREAS, in accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended (the “Act”), only one joint Statement and any amendments thereto need be filed whenever one or more persons are required to file such a Statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such Statement or any amendments thereto is filed on behalf of each of them;

NOW, THEREFORE, the parties hereto agree as follows:

Fideicomiso de Garantía JHB BMA (the “Trust”) and Banco de Servicios y Transacciones S.A. as trustee of the Trust do hereby agree, in accordance with Rule 13d-1(k) under the Act, to file a Statement on Schedule 13D relating to their ownership of Class A Shares and Class B Shares of Banco Macro S.A. and do hereby further agree that said statement shall be filed on behalf of each of them (this “Agreement”). This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Effective: August 12, 2024

FIDEICOMISO DE GARANTÍA JHB BMA

By:	/s/ Martin Elias Culeddu
Name:	Martin Elias Culeddu
Title:	Attorney-in-fact

By:	/s/ Ana Vea Murguia
Name:	Ana Vea Murguia
Title:	Attorney-in-fact

BANCO DE SERVICIOS Y TRANSACCIONES S.A., as Trustee of FIDEICOMISO DE GARANTÍA JHB BMA

By:	/s/ Martin Elias Culeddu
Name:	Martin Elias Culeddu
Title:	Attorney-in-fact

By:	/s/ Ana Vea Murguia
Name:	Ana Vea Murguia
Title:	Attorney-in-fact